Exhibit 5

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


                                                              47, Avenue Hoche
   TEL (212) 715-9100                                           75008 Paris
   FAX (212) 715-8100                                             France


                                            November 6, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re:   Registration Statement on Form S-8
                  ----------------------------------

Ladies and Gentlemen:

            We have acted as counsel to Internet Commerce Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 172,907 shares (the "Shares") of Class A Common Stock, par value $.01 per share, under the Registrant's Restricted Stock Plan (the "Plan").

            In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Amended and Restated Certificate of Incorporation, as amended, the By-laws of the Registrant, the resolutions of the Board of Directors of the Registrant that authorize the adoption of the Plan and the filing of the Registration Statement and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us,
(ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and (ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

            Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement, when issued pursuant to the Plan and the agreements pursuant to which the Shares were granted thereunder and in accordance with the resolutions of the Board of Directors of the Registrant authorizing the Plan and granting such Shares, will be validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


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Securities and Exchange Commission
November 6, 2000
Page 2


            We are delivering this opinion to the Registrant, and no person other than the Registrant may rely upon it.

                                    Very truly yours,



                                    /s/ Kramer Levin Naftalis & Frankel LLP